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                                                                    Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-37336 and No. 333-86328) and the Registration Statement on Form S-3 (File No. 333-91692) of DDi Corp. of our report dated January 31, 2003, except for Note 22 as to which the date is March 25, 2003, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California
March 27, 2003